UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 30, 2010

LIMELIGHT NETWORKS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33508	20-1677033
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2220 W. 14th Street

Tempe, AZ 85281

(Address, including zip code, of principal executive offices)

(602) 850-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On April 30, 2010, Limelight Networks, Inc. (the “Company”) completed its acquisition of EyeWonder, Inc. (“EyeWonder”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated December 21, 2009, by and among the Company, Elvis Merger Sub One Corporation, a Delaware corporation and a direct, wholly-owned subsidiary of the Company, Elvis Merger Sub Two LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of the Company, EyeWonder, John Vincent, as stockholder representative and Deutsche Bank National Trust, as Escrow Agent. Pursuant to the terms of the Merger Agreement, the Company acquired all of the outstanding capital stock of EyeWonder.

Under the terms of the Merger Agreement, the former holders of EyeWonder securities that were outstanding immediately prior to the completion of the merger will receive, in the aggregate, approximately $49,630,688 in cash and 9,726,301 shares of the Company’s common stock. In addition, the former EyeWonder securityholders may receive up to an aggregate amount of 4,774,000 shares of the Company’s common stock and approximately $292,000 in cash in approximately April 2011 if certain performance metrics are satisfied. Under the terms of the Merger Agreement, 3,013,699 shares of the Company’s common stock have been set aside in an escrow account and will be held until June 28, 2011, subject to any unresolved indemnification claims. The terms of the merger are more fully described in the Merger Agreement, which was filed by the Company with the Securities and Exchange Commission as Exhibit 2.1 to the Current Report on Form 8-K filed on December 21, 2009, and is incorporated herein by reference.

Item 8.01.	Other Events.

On May 3, 2010, the Company issued a press release announcing the completion of the acquisition of EyeWonder. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Limelight Networks, Inc. Press Release dated May 3, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMELIGHT NETWORKS, INC.

Dated: May 3, 2010	By:	/s/ Philip C. Maynard
Philip C. Maynard Senior Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Limelight Networks, Inc. Press Release dated May 3, 2010.